UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 10, 2008
Vectren Corporation Vectren Utility Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-15467	Vectren Corporation (An Indiana Corporation) One Vectren Square Evansville, Indiana 47708 (812) 491-4000	35-2086905

1-16739	Vectren Utility Holdings, Inc. (An Indiana Corporation) One Vectren Square Evansville, Indiana 47708 (812) 491-4000	35-2104850
Former Name or Former Address, If Changed Since Last Report : N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2008, Vectren Utility Holdings, Inc. (“VUHI”), a wholly owned subsidiary of Vectren Corporation, issued $125,000,000 in 6.25% Senior Monthly Notes due April 1, 2039, guaranteed by Indiana Gas Company, Inc. (“IGC”), Southern Indiana Gas and Electric Company (“SIGECO”) and Vectren Energy Delivery of Ohio, Inc. (“VEDO”) (the “Notes”). The Notes were issued pursuant to the Sixth Supplemental Indenture, dated March 10, 2008, to the Indenture dated October 19, 2001 by and among VUHI, IGC, SIGECO, VEDO and U.S. Bank Trust National Association, as trustee (the “Sixth Supplemental Indenture”). The Notes may be redeemed by VUHI at any time on or after April 1, 2013 at par plus accrued interest.

VUHI will be required to redeem the Notes at the option of the representative of any deceased beneficial owner of a Note on a quarterly basis at 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of redemption, subject to the limitations and conditions that, during the period from the original issue date of the Notes through April 1, 2009 and during each twelve-month period after April 1, 2009, the maximum principal amount VUHI will be required to redeem is $25,000 per deceased beneficial owner and an aggregate of $2,500,000 for all deceased beneficial owners.

The net proceeds from the sale of the Notes of approximately $120,737,500 after deducting underwriting discounts and estimated offering expenses will be used to repay a portion of VUHI’s short-term debt obligations incurred to fund its capital expenditure program and for other general corporate purposes.

The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Supplemental Indenture. By referencing this matter under Item 1.01 and Item 2.03, neither Vectren Corporation nor VUHI intends to acknowledge that this matter constitutes a material agreement or material direct financial obligation with respect to either such Item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1
Sixth Supplemental Indenture, dated March 10, 2008, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, Vectren Energy Delivery of Ohio, Inc., and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008	VECTREN CORPORATION
VECTREN UTILITY HOLDINGS, INC.

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick, Vice President, Controller and Asst. Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Items 1.01 and 2.03:

Exhibit Number	Description

4.1
Sixth Supplemental Indenture, dated March 10, 2008, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, Vectren Energy Delivery of Ohio, Inc., and U.S. Bank National Association